Exhibit (d)(8)

JOHN HANCOCK VARIABLE INSURANCE TRUST

AMENDMENT TO

AMENDED AND RESTATED ADVISORY AGREEMENT

AMENDMENT (the “Amendment”) made this 30th day of March, 2023, to the Amended and Restated Advisory Agreement dated June 30, 2020, as amended, (the Agreement”) between John Hancock Variable Insurance Trust, a Massachusetts business trust (the “Trust” or “JHVIT”) and John Hancock Variable Trust Advisers LLC, a Delaware limited liability company (“JHVTA” or the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A of the Agreement, which relates to Section 4 of the Agreement, “COMPENSATION OF ADVISER,” is hereby amended to reflect the updated fee schedule for Disciplined Value International Trust and any contrary fee schedule information is hereby superseded:

2.	EFFECTIVE DATE

The Amendment became effective on April 1, 2023, following approval of the Amendment by the Board of Trustees of the Trust.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK VARIABLE INSURANCE TRUST

By:	/s/ Andrew G. Arnott
Name:	Andrew G. Arnott
Title:	President

JOHN HANCOCK VARIABLE TRUST ADVISERS LLC

By:	/s/ Jay Aronowitz
Name:	Jay Aronowitz
Title:	Chief Investment Officer
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APPENDIX A

ADVISORY FEE SCHEDULE

The Adviser shall serve as investment adviser for each Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Adviser Fee”).

The term Aggregate Net Assets in the chart below includes the net assets of a Portfolio of the Trust. It also includes with respect to certain Portfolios as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Portfolio also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

With respect to Disciplined Value International Trust, the term Aggregate Net Assets in the chart below includes the net assets of the Fund. This term also includes, as indicated in the chart, the net assets of one or more other portfolios that are subadvised by Boston Partners Global Investors, Inc. (“Boston Partners”) or represent investment in a fund managed by Boston Partners, but in each case only for the period during which Boston Partners serves as the subadviser for the other portfolio(s) or the other portfolios invest in a fund managed by Boston Partners and only with respect to the net assets of such other portfolio(s) that are either managed by Boston Partners as subadviser or represent an investment in another fund managed by Boston Partners.

For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Portfolio and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day (and to the extent not available, as of the most recent practicable day) of that fund.

The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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Advisory Fee Schedules

Trust Portfolio	Aggregate Net Assets Include the Net Assets of the following funds in addition to the Trust Portfolio	Advisory Fee of the Trust Portfolio-
500 Index Trust	Not Applicable	0.470% — first $500 million; and 0.460% — excess over $500 million.
Active Bond Trust	Not Applicable	0.600% — first $2.5 billion; 0.575% — next $2.5 billion; and 0.550% — excess over $5 billion.
Blue Chip Growth Trust	Blue Chip Growth Fund (JHF II) and Manulife North American Equity Fund Series – (I)

0.825% – first $500 million;

0.800% – between $500 million and $1 billion;#

0.750% – between $1 billion and $3 billion; and

0.725% – excess over $3 billion.

#When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.750% on the first $1 billion of Aggregate Net Assets.

Capital Appreciation Trust	Capital Appreciation Fund (JHF II)	0.800% — first $500 million; 0.700% — next $500 million; and 0.670% — excess over $1 billion.
Capital Appreciation Value Trust	Capital Appreciation Value Fund (JHF II)	See below
Core Bond Trust	Core Bond Fund (JHF II)	0.690% — first $200 million; 0.640% — next $200 million; 0.570% — next $600 million; 0.560% — next $1 billion; and 0.550% — excess over $2 billion.
Disciplined Value International Trust

John Hancock Disciplined Value International Fund (John Hancock Investment Trust)

Manulife Boston Partners International Equity Fund (Canada)

The portion of the net assets of Manulife Balanced Fund (Canada) invested in Boston Partners International Equity Pooled Fund (Canada)

The portion of the net assets of MLI Pension Plus Growth Fund (Canada) invested in Boston Partners International Equity Pooled Fund (Canada)

0.750% — first $500 million 0.720% — next $500 million 0.690% — next $1 billion 0.670% — next $1 billion 0.660% — next $2 billion 0.650% — excess over $5 billion
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Emerging Markets Value Trust	Emerging Markets Fund (JHF II)	0.870% — first $100 million; and 0.820% — excess over $100 million.
Equity Income Trust	Equity Income Fund (JHF II) and Manulife US Large Cap Value Equity Fund (Canada)

0.800% – first $100 million;

0.775% – between $100 million and $200 million;#

0.750% – between $200 million and $500 million;##

0.725% – between $500 million and $1 billion;###

0.725% – between $1 billion and $1.5 billion;####

0.700% – between $1.5 billion and $2 billion;

#####

0.695% – between $2 billion and $3 billion;

######

0.690% – between $3 billion and $4 billion;

#######

0.680% – between $4 billion and $5.5 billion;

########

0.675% – between $5.5 billion and $7.5 billion; #########

0.670% – excess over $7.5 billion

# When Aggregate Net Assets exceed $200 million on any day, the annual rate of advisory fee for that day is 0.775% on the first $200 million of Aggregate Net Assets.

## When Aggregate Net Assets exceed $500 million on any day, the annual rate of advisory fee for that day is 0.750% on the first $500 million of Aggregate Net Assets and 0.725% on the amount above $500 million.

### When Aggregate Net Assets exceed $1 billion on any day, the annual rate of advisory fee for that day is 0.725% on the first $1 billion of Aggregate Net Assets.

#### When Aggregate Net Assets exceed $1.5 billion on any day, the annual rate of advisory fee for that day is 0.700% on the first $1.5 billion of Aggregate Net Assets.

##### When Aggregate Net Assets exceed $2 billion on any day, the annual rate of advisory fee for that day is 0.695% on the first $2 billion of Aggregate Net Assets.

###### When Aggregate Net Assets exceed $3 billion on any day, the annual rate of advisory fee for that day is 0.690% on the first $3 billion of Aggregate Net Assets.

#######When Aggregate Net Assets exceed $4 billion on any day, the annual rate of advisory fee for that day is 0.680% on the first $4 billion of Aggregate Net Assets.

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######## When Aggregate Net Assets exceed

$5.5 billion on any day, the annual rate of advisory fee for that day is 0.675% on the first

$5.5 billion of Aggregate Net Assets.

######### When Aggregate Net Assets exceed

$7.5 billion on any day, the annual rate of advisory fee for that day is 0.670% on the first

$7.5 billion of Aggregate Net Assets.

Financial Industries Trust	John Hancock Financial Industries Fund (John Hancock Investment Trust II)	0.800% — first $250 million; 0.775% — next $250 million; 0.750% — next $500 million; and 0.725% — excess over $1 billion.
Fundamental All Cap Core Trust	Fundamental All Cap Core Fund (JHF II)	0.675% — first $2.5 billion; and 0.650% — excess over $2.5 billion.
Fundamental Large Cap Value Trust	Not Applicable	0.700% — first $500 million; 0.650% — next $500 million; and 0.600% — excess over $1 billion.
Global Equity Trust	Global Equity Fund (JHF II)	0.800% — first $1 billion; and 0.790% — excess over $1 billion.
Health Sciences Trust	Health Sciences Fund (JHF II) Manulife Health Care Fund Series (I) – (Asia Platform)

1.050% — first $500 million;

1.000% — next $250 million;

0.950% — excess over $750 million*;

0.950% — next $250 million;

0.900% — next $500 million; and

0.900% — excess over $1.5 billion**

*When Aggregate Net Assets exceed $750 million, the advisory fee is 0.950% on all assets.

**When Aggregate Net Assets exceed $1.5 billion on any day, the annual rate of subadvisory fee for that day is 0.900% on all assets.

High Yield Trust	High Yield Fund (JHF II)	0.700% — first $500 million; and 0.650% — excess over $500 million.
International Equity Index Trust	Not Applicable	0.550% — first $100 million; 0.530% — next $150 million; 0.520% — next $250 million; and 0.510% — excess over $500 million.
International Small Company Trust	International Small Company Fund (JHF II)	0.800% — all asset levels.
Investment Quality Bond Trust	Not Applicable	0.600% — first $500 million; and 0.550% — excess over $500 million.
Lifestyle Portfolios	See below	See below
Managed Volatility Portfolios	See below	See below
Mid Cap Index Trust	Not Applicable	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.
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Mid Cap Growth Trust	John Hancock Mid Cap Growth Fund (John Hancock Investment Trust)	0.875% — first $200 million; 0.850% — next $300 million; 0.825% — next $2.7 billion. 0.800% — next $500 million; 0.775% — next $500 million; and 0.755% — excess over $4.2 billion.
Mid Value Trust	Mid Value Fund (JHF II)	0.950% — next $1 billion; and 0.875% — excess over $1 billion.* *When Aggregate Net Assets exceed $1 billion, the advisory fee is 0.875% on all assets.
Money Market Trust	John Hancock Money Market Fund (John Hancock Current Interest)

0.500% — first $500 million;

0.425% — next $250 million;

0.375% — next $250 million;

0.350% — next $500 million;

0.325% — next $500 million;

0.300% — next $500 million; and

0.275% — excess over $2.5 billion.

Opportunistic Fixed Income Trust	Opportunistic Fixed Income Fund (JHF II)	0.650% — first $1 billion; and 0.625% — excess over $1 billion.
Real Estate Securities Trust	Real Estate Securities Fund (JHF II)	0.700% – first $1.5 billion 0.680% – excess over $1.5 billion
Science & Technology Trust	Science & Technology Fund (JHF II) Manulife Provident Funds Unit Trust Series - Manulife Technology Fund

1.050% – First $50 million

1.025% – Between $50 million and $100 million

1.000% – Between $100 million and $200 million*

0.975% – Between $200 million and $500 million**

0.950% – Between $500 million and $1 billion***

0.925% – Excess over $1 billion

*When Aggregate Net Assets exceed $100 million on any day, the annual rate of advisory fee for that day is 1.000% on the first $100 million of Aggregate Net Assets.

**When Aggregate Net Assets exceed $200 million on any day, the annual rate of advisory fee for that day is 0.975% on the first $200 million of Aggregate Net Assets.

**When Aggregate Net Assets exceed $500 million on any day, the annual rate of advisory fee for that day is 0.950% on the first $500 million of Aggregate Net Assets.

Select Bond Trust	Not Applicable	0.650% — first $500 million; 0.600% — next $1 billion; 0.575% — next $1 billion;
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0.550% — next $7.5 billion; and 0.525% — excess over $10 billion.
Short Term Government Income Trust	Not Applicable	0.570% — first $250 million; and 0.550% — excess over $250 million.
Small Cap Index Trust	Not Applicable	0.490% — first $250 million; 0.480% — next $250 million; and 0.460% — excess over $500 million.
Small Cap Opportunities Trust	New Opportunities Fund (JHF II)	1.000% — first $500 million; 0.950% — next $500 million 0.900% — next $1 billion; and 0.850% — excess over $2 billion.
Small Cap Stock Trust	Not Applicable	1.050% — first $50 million; and 1.000% — excess over $50 million.
Small Cap Value Trust	Small Cap Value Fund (JHF II)	0.950% – first $250 million; 0.940% – next $500 million; 0.930% – next $500 million; and 0.920% – excess over $1.25 billion.
Small Company Value Trust	Not Applicable	1.050% — first $500 million; and 1.000% — excess over $500 million.
Strategic Equity Allocation Trust	International Strategic Equity Allocation Fund (JHF II) Strategic Equity Allocation Fund (JHF II) U.S. Sector Rotation Fund (JHF II)	0.675% — first $2.5 billion; 0.650% — next $5 billion; 0.625% — next $2.5 billion; 0.600% — next $5 billion; 0.595% — next $10 billion; and 0.590% — excess over $25 billion.
Strategic Income Opportunities Trust

Strategic Income Opportunities Fund (JHF II)

JHF II Multi-Asset High Income Fund (only with respect to the assets of the Multi-Asset High Income Fund managed according to the subadviser’s strategic income opportunities strategy))

Manulife Strategic Income Opportunities Fund (formerly, JH Strategic Income Opportunities Fund), a sub- fund of Manulife Investment Management I PLC (formerly, John Hancock Worldwide Investors, PLC))

0.700% — first $500 million; 0.650% — next $3 billion; 0.600% — next $4 billion; 0.590% — next $4.5 billion; and 0.575% — excess over $12 billion.
Total Bond Market Trust	Not Applicable	0.470% — first $1.5 billion; and 0.460% — excess over $1.5 billion.
Total Stock Market Index Trust	Not Applicable	0.490% — first $250 million; 0.480% — next $250 million; and
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0.460% — excess over $500 million.
Ultra Short Term Bond Trust	Not Applicable	0.550% — first $250 million; and 0.530% — excess over $250 million.
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Capital Appreciation Value Trust

If net assets are less than $500 million, the following fee schedule shall apply:

Portfolio	First $250 million of Aggregate Net Assets	Excess over $250 million of Aggregate Net Assets
Capital Appreciation Value Trust	0.950%	0.850%

If net assets equal or exceed $500 million but are less than $2 billion, the following fee schedule shall apply:

Portfolio	First $1 billion of Aggregate Net Assets	Excess over $1 billion of Aggregate Net Assets
Capital Appreciation Value Trust	0.850%	0.800%

If net assets equal or exceed $2 billion but are less than $3 billion, the following fee schedule shall apply:

Portfolio	First $500 million of Aggregate Net Assets	Excess over $500 million of Aggregate Net Assets
Capital Appreciation Value Trust	0.850%	0.800%

If net assets equal or exceed $3 billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Capital Appreciation Value Trust	0.800%
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Funds of Funds

The Adviser shall serve as investment adviser for each of the Trusts named below (each a “Fund of Funds”):

Lifestyle Balanced Portfolio Lifestyle Conservative Portfolio Lifestyle Growth Portfolio Lifestyle Moderate Portfolio (collectively, the “Lifestyle Portfolios”)

Managed Volatility Balanced Portfolio

Managed Volatility Conservative Portfolio

Managed Volatility Growth Portfolio

Managed Volatility Moderate Portfolio

(collectively, the “Managed Volatility Portfolios”)

Certain Definitions:

“Affiliated Fund Assets” means the net assets or Aggregate Net Assets (as applicable) of a Fund of Funds that are invested in Affiliated Funds.

“Affiliated Funds” are any fund of John Hancock Variable Insurance Trust (“JHVIT”), John Hancock Funds II (“JHF II”) or John Hancock Funds III (“JHF III”), excluding the following funds of JHVIT: the 500 Index Trust, International Equity Index Trust, and Total Bond Market Trust.

“Aggregate Net Assets” of a Fund of Funds means the net assets of the Fund of Funds and the net assets of one or more other Funds of JHVIT, JHF II or JHF III, but only with respect to and for so long as such other Fund or Funds are managed by the same subadviser as the Fund of Funds.

“Other Assets” means the net assets or Aggregate Net Assets, as applicable, of a Fund of Funds that are not invested in Affiliated Funds.

Adviser Fee:

The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund of Funds, a fee computed separately for each Fund of Funds as follows (the “Adviser Fee”).

The Adviser Fee for each Fund of Funds has two components: (a) a fee on Affiliated Fund Assets; and (b) a fee on Other Assets. Each such fee shall each be accrued and paid daily to the Adviser for each calendar day. The daily Adviser Fee for each Fund of Funds shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

(a) Fee on Affiliated Fund Assets. The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Affiliated Funds Fee Rate”) is applied to the Affiliated Fund Assets of the Fund of Funds. For each day, the Applicable Annual Affiliated Funds Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts

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determined by applying the annual percentage rates for Affiliated Fund Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds divided by (ii) the net assets or Aggregate Net Assets, respectively, of the Fund of Funds. The daily fee accrual on Affiliated Fund Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Fund of Funds.

(b) Fee on Other Assets. The fee on Other Assets is stated as an annual percentage of the current value of either the net assets or the Aggregate Net Assets (as applicable) of the Fund of Funds, in each case determined in accordance with the fee schedule set forth below for the Fund of Funds, and that percentage rate (the “Applicable Annual Other Assets Fee Rate”) is applied to the Other Assets of the Fund of Funds. For each day the Applicable Annual Other Assets Fee Rate for the Fund of Funds shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates for Other Assets in the fee schedule to the applicable portions of the net assets or Aggregate Net Assets of the Fund of Funds, divided by (ii) the net assets or Aggregate Net Assets, respectively, of the Fund of Funds. The daily fee accrual on Other Assets will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Fund of Funds.

Net assets, Aggregate Net Assets, Affiliated Fund Assets and Other Assets with respect to a Fund of Funds shall be determined as of the close of business on the previous business day of JHVIT for JHVIT Funds, as of the close of business on the previous business day of JHF II for JHF II Funds and as of the close of business on the previous business day of JHF III for JHF III Funds.

If, with respect to any Fund of Funds, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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Managed Volatility Portfolios Lifestyle Portfolios

Rates Applied to Aggregate Net Assets of the Fund of Funds (1)
	Affiliated Fund Assets		Other Assets
Fund of Funds	First $7.5 billion	Excess Over $7.5 billion	First $7.5 billion	Excess Over $7.5 billion
Each Managed Volatility Portfolio Each Lifestyle Portfolio	0.050%	0.040%	0.500%	0.490%

(1) Aggregate Net Assets. For each Managed Volatility Portfolio and each Lifestyle Portfolio, Aggregate Net Assets include the net assets of all the JHVIT Managed Volatility Portfolios, the JHVIT Lifestyle Portfolios, the JHF II Multimanager Lifestyle Portfolios and the JHF II Multi-Index Lifestyle Portfolios. The JHVIT Managed Volatility Portfolios are Managed Volatility Aggressive Portfolio, Managed Volatility Balanced Portfolio, Managed Volatility Conservative Portfolio, Managed Volatility Growth Portfolio, and Managed Volatility Moderate Portfolio. The JHVIT Lifestyle Portfolios are: Lifestyle Aggressive Portfolio, Lifestyle Balanced Portfolio, Lifestyle Conservative Portfolio, Lifestyle Growth Portfolio, and Lifestyle Moderate Portfolio. The JHF II Multimanager Lifestyle Portfolios are: Multimanager Lifestyle Aggressive Portfolio, Multimanager Lifestyle Balanced Portfolio, Multimanager Lifestyle Conservative Portfolio, Multimanager Lifestyle Growth Portfolio and Multimanager Lifestyle Moderate Portfolio. The JHF II Multi-Index Lifestyle Portfolios are: Multi-Index Lifestyle Aggressive Portfolio, Multi-Index Lifestyle Balanced Portfolio, Multi-Index Lifestyle Conservative Portfolio, Multi- Index Lifestyle Growth Portfolio and Multi-Index Lifestyle Moderate Portfolio.

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APPENDIX B

[not applicable]

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